SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
SCHEDULE 14A
(RULE 14a-101)
INFORMATION REQUIRED IN CONSENT STATEMENT
SCHEDULE 14A INFORMATION
CONSENT STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934
(AMENDMENT NO. ___)
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☐	Preliminary Consent Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule14a-6(e)(2))
☐	Definitive Consent Statement
☐	Definitive Additional Materials
☑	Soliciting Material Under Rule 14a-12
BAIRNCO CORPORATION

(Name of Registrant as Specified in Its Charter)
BAIRNCO CORPORATION

(Name of Persons(s) Filing Consent Statement, if Other Than the Registrant)
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On January 22, 2007, Bairnco Corporation issued the following press release:
BAIRNCO CORPORATION
300 PRIMERA BOULEVARD, SUITE 432
LAKE MARY, FLORIDA 32746
(407) 875-2222
PRESS RELEASE
BAIRNCO BOARD SETS RECORD DATE
IN CONNECTION WITH STEEL PARTNERS’ CONSENT SOLICITATION
Lake Mary, Florida, January 22, 2007 — Bairnco Corporation (NYSE-BZ) today announced that its Board of Directors has set a record date of January 30, 2007 in connection with Steel Partners’ consent solicitation. Only stockholders of record as of the close of business on that date will be entitled to execute, withhold, or revoke consents.
IMPORTANT INFORMATION
Bairnco filed a Solicitation/Recommendation Statement on Schedule 14D-9 (as amended from time to time, the “Schedule 14D-9”) with the Securities and Exchange Commission (“SEC”) on July 6, 2006, regarding Steel Partners’ unsolicited tender offer for all the outstanding shares of Stock of Bairnco for $12.00 per share, net to the sellers in cash, without interest (the “Offer”). Bairnco’s stockholders should read the Schedule 14D-9 (including any amendments or supplements thereto) because these documents contain important information relating to the Offer and the related consent solicitation.
On January 12, 2007, Steel Partners filed a consent solicitation statement with the SEC relating to Steel Partners’ solicitation of consents of Bairnco’s stockholders to, among other things, remove all of Bairnco’s current directors and replace them with Steel Partners’ nominees. On January 11, 2007, Bairnco filed a preliminary consent revocation statement on Form PREC14A with the SEC to counter Bairnco’s consent solicitation. Bairnco’s stockholders should read the preliminary consent revocation statement (including any amendments or supplements thereto) because it contains additional information important to the stockholders’ interests in the Offer and the related consent solicitation.
The Schedule 14D-9, the preliminary consent revocation statement, the definitive consent revocation materials (when filed) and other public filings made by Bairnco with the SEC are available free of charge at the SEC’s website at www.sec.gov. Bairnco will provide a copy of these materials free of charge at its website at www.bairnco.com.
CERTAIN INFORMATION CONCERNING PARTICIPANTS
Certain of Bairnco’s directors, officers and employees may be deemed to be participants in the solicitation of Bairnco’s stockholders. Information regarding the names and interests of these persons is contained in the preliminary consent revocation statement (including any amendments or supplements thereto).
INFORMATION ABOUT BAIRNCO
Bairnco Corporation is a diversified multinational company that operates two distinct businesses - Arlon (Electronic Materials and Coated Materials segments) and Kasco (Replacement Products and Services segment). Arlon’s principal products include high technology materials for the printed circuit board industry, cast and calendered vinyl film systems, custom-engineered laminates and special silicone rubber compounds and components. Kasco’s principal products include replacement band saw blades for cutting meat, fish, wood and metal, and on site maintenance primarily in the meat and deli departments. Kasco also distributes equipment to the food industry in France.

CONTACT:	Kenneth L. Bayne, Vice President Finance, Bairnco Corporation
Telephone: (407) 875-2222, ext. 227